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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

INTEGRATED ALARM SERVICES GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50343 (Commission File Number)	42-1578199 (I.R.S. Employer Identification No.)
One Capital Center, 99 Pine Street, Albany, NY 12207 (Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (518) 426-1515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

        In anticipation of potentially accessing the capital markets pursuant to our note offering (as described in Item 8.01 of this Current Report on Form 8-K), Integrated Alarm Services Group, Inc. ("IASG" or the "Company") is disclosing the information contained in Exhibit 99.1 to this Current Report on Form 8-K, which consists of the Company's Unaudited Condensed Consolidated Pro Forma Data.

        In addition, as previously announced, on October 1, 2004, the Company entered into an Asset Purchase Agreement with National Alarm Computer Center, Inc. ("NACC"). In connection with the foregoing transaction, IASG is disclosing the information contained in Exhibit 99.2 to this Current Report on Form 8-K, which consists of the NACC Financial Statements.

        The information being furnished shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

        On October 25, 2004, the Company issued a press release announcing its plans to offer approximately $125.0 million of senior unsecured notes due 2011 in a private placement to be conducted pursuant to Rule 144A under the Securities Act of 1933, as amended. The offering of the senior unsecured notes, which are subject to market and other conditions, will be made within the United States only to qualified institutional buyers and outside the United States to non-U.S. investors. The senior notes have not been registered under the Securities Act of 1933, as amended, or applicable state laws. This report shall not constitute an offer to sell or a solicitation of an offer to buy the senior unsecured notes. The press release, attached hereto as Exhibit 99.3, is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit Number	Description
99.1	IASG Unaudited Condensed Consolidated Pro Forma Data
99.2	NACC Financial Statements
99.3	Press Release dated October 25, 2004

1

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ALARM SERVICES GROUP, INC.
	By:	/s/ TIMOTHY M. McGINN Timothy M. McGinn Chairman and Chief Executive Officer
Dated: October 25, 2004

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  Item 7.01 Regulation FD Disclosure.
  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES